UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Sesen Bio, Inc.
(Name of Registrant as Specified In Its Charter)

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March 25, 2021

Dear Sesen Bio, Inc. Stockholder:
You are cordially invited to our Annual Meeting of Stockholders on Monday, May 3, 2021, beginning at 8:00 a.m., Eastern Daylight Time.
One of the primary purposes of the meeting will be to approve a proposal to amend our Restated Certificate of Incorporation to increase the authorized number of shares of common stock that we may issue in the future by 200 million shares of common stock. If approved, the increase to the number of authorized shares of common stock will not change the number of shares of common stock outstanding or the rights of our current stockholders. Further, since the proposed increase will not affect the number of shares outstanding, it will not by itself have a dilutive effect on our current stockholders unless and until we actually issue additional shares of common stock.
We have taken a conservative approach to the use of equity and have a track record of responsible management of our pool of available shares. We have not requested an increase in the number of authorized shares of common stock since our initial public offering in 2014, and, as a result, we currently have an insufficient number of shares of common stock available for issuance. Therefore, the failure to approve this proposal will severely limit our ability to execute strategic initiatives that are intended to drive value, which would likely severely harm our business and stockholder value.
Our board of directors has unanimously approved the amendment to our Restated Certificate of Incorporation for the authorized share increase. The proposed increase in the number of authorized shares represents an essential step to protect the financial soundness of our company. We believe the approval of additional shares will further the interests of all stockholders and advance our commitment to saving and improving the lives of patients with cancer, and we are hopeful this may be the last time the Company needs to request additional authorized shares. On behalf of our board of directors and the company, I am asking for your support by returning your enclosed proxy in favor of increasing our authorized shares.
The meeting will be a virtual meeting conducted via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the meeting in person. Instead, you may attend the meeting online and submit questions during the meeting by visiting www.proxydocs.com/SESN. In addition, prior to the meeting, and during the meeting until polls are closed, you may vote and submit questions via the Internet by logging into www.proxydocs.com/SESN using your stockholder information provided in the proxy card or voting information form accompanying the enclosed proxy statement. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1, 2, 3, 4, 5 and 6 as set forth in the enclosed proxy statement.
We look forward to your participation in the meeting.
Very truly yours,
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

Sesen Bio, Inc.
245 First Street, Suite 1800
Cambridge, MA 02142
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Monday, May 3, 2021
The annual meeting of stockholders of Sesen Bio, Inc., a Delaware corporation, or the Company, will be held on Monday, May 3, 2021, beginning at 8:00 a.m., Eastern Daylight Time, which will be a virtual meeting conducted exclusively via live webcast at www.proxydocs.com/SESN, or the 2021 Annual Meeting, to consider and act upon the following matters:
1. To elect two class I directors to our board of directors, or our Board, to serve until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000;
3. To approve an amendment to our 2014 Stock Incentive Plan, or the 2014 Incentive Plan, to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock;
4. To approve an amendment to our 2014 Employee Stock Purchase Plan, or the 2014 ESPP, to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock;
5. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
6. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement; and
7. To transact such other business as may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof.
Due to continuing concerns surrounding the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be a virtual meeting conducted exclusively via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the meeting in person. Instead, you may attend the 2021 Annual Meeting, vote your shares and submit questions electronically during the meeting via live webcast by registering at www.proxydocs.com/SESN.
In order to attend the 2021 Annual Meeting, you must register at www.proxydocs.com/SESN. After completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the 2021 Annual Meeting and to vote and submit questions during the Annual Meeting. You will have the ability to submit questions prior to and during the 2021 Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Please be sure to follow instructions found on your proxy card or voting instruction form.
Technical assistance will be available one hour prior to and during the 2021 Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions. We recommend that you log in at least 15 minutes before the 2021 Annual Meeting to ensure you are logged in when the 2021 Annual Meeting starts.

Stockholders of record at the close of business on March 18, 2021, the record date for the 2021 Annual Meeting, or Record Date, will be entitled to notice of and to vote at the 2021 Annual Meeting or any adjournment or postponement thereof. You are cordially invited to attend the 2021 Annual Meeting. Whether or not you expect to attend, you are respectfully requested by our Board to promptly either sign, date and return the enclosed proxy card or vote via telephone or the Internet by following the instructions provided on the proxy card or voting instruction form. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
By order of the board of directors,
Mark R. Sullivan
General Counsel and Corporate Secretary

Cambridge, Massachusetts
March 25, 2021

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2021 ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTION FORM AS SOON AS POSSIBLE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE 2021 ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD OR VOTING INFORMATION FORM.

TABLE OF CONTENTS

Page
Information About the Annual Meeting and Voting	1

Votes Required	3

Corporate Governance	5

Board of Directors	5

How Our Board Is Organized	7

Board Committees	8

Board Meetings and Attendance	9

Board Processes	9

Board Policies	11

Executive Officers	14

Executive Compensation	14

Summary Compensation Table	15

Director Compensation	22

Audit-Related Matters	24

Audit Committee Report	24

Audit Fees and Services	24

Matters to Be Voted On	26

Proposal 1: Election of class I directors	26

Proposal 2: To approve an amendment to our Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000	27

Proposal 3: To approve an amendment to our 2014 Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock	29

Proposal 4: To approve an amendment to our 2014 ESPP to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock	36

Proposal 5: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021	39

Proposal 6: To approve, on a non-binding advisory basis, the compensation of our named executive officers	40

Securities Authorized for Issuance under Equity Compensation Plans	41

Ownership of Common Stock	42

Other Matters	44

Solicitation of Proxies	44

Householding of Annual Meeting Materials	44

Deadline for Submission of Stockholder Proposals for 2022 Annual Meeting	44

Annex A: Certificate of Amendment to our Restated Certificate of Incorporation	A-1

Annex B: Amendment No. 2 to our 2014 Stock Incentive Plan	B-1

Annex C: Amendment No. 1 to our 2014 Employee Stock Purchase Plan	C-1

Sesen Bio, Inc.
245 First Street, Suite 1800
Cambridge, MA 02142
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, MAY 3, 2021
Information About the Annual Meeting and Voting
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the Board, of Sesen Bio, Inc., alternatively referred to herein as “Sesen,” the “Company,” “we” or “us” for use at the 2021 Annual Meeting of Stockholders, or the 2021 Annual Meeting, on Monday, May 3, 2021, beginning at 8:00 a.m., Eastern Daylight Time, conducted exclusively via live webcast at www.proxydocs.com/SESN. On March 18, 2021, the record date for the determination of stockholders entitled to vote at the 2021 Annual Meeting, or the Record Date, there were outstanding and entitled to vote an aggregate of 169,386,226 shares of our common stock, par value $0.001 per share, or common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the 2021 Annual Meeting.
We are providing our proxy materials to record stockholders by sending a printed copy of the full set of our proxy materials, or the Proxy Materials, consisting of the notice of annual meeting of stockholders, this proxy statement and a proxy card or voting information form by mail. As permitted by Securities and Exchange Commission, or the SEC, rules, we are also providing access to the Proxy Materials on the Internet.
Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.
Due to continuing concerns surrounding the ongoing COVID-19 pandemic, the 2021 Annual Meeting will be a virtual meeting conducted exclusively via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the meeting in person. Instead, you may attend the 2021 Annual Meeting, vote your shares and submit questions electronically during the meeting via live webcast by registering at www.proxydocs.com/SESN.
In order to attend the 2021 Annual Meeting, you must register at www.proxydocs.com/SESN. After completing your registration, you will receive further instructions via email, including a unique link to access to the 2021 Annual Meeting and to vote and submit questions during the Annual Meeting. You will have the ability to submit questions prior to and during the 2021 Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Please be sure to follow instructions found on your proxy card or voting instruction form.
Technical assistance will be available one hour prior to and during the 2021 Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions. We recommend that you log in at least 15 minutes before the 2021 Annual Meeting to ensure you are logged in when the 2021 Annual Meeting starts.
Voting Methods
If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of three ways prior to the 2021 Annual Meeting:
(1) You may vote over the Internet. You may vote your shares by following the instructions in the enclosed proxy card.
(2) You may vote by telephone. You may vote your shares by following the instructions in the enclosed proxy card.
(3) You may vote by mail. You may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.
You may also vote during the 2021 Annual Meeting through www.proxydocs.com/SESN. To be admitted to the 2021 Annual Meeting and vote your shares, you must register and provide the control number as set forth on the proxy card. After completing your registration, you will receive further instructions via email, including a unique link to access the 2021 Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in this proxy statement in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with our Board's recommendations on such proposals as set forth in this proxy statement.
After you have submitted a proxy, you may still change your vote and revoke your proxy by doing any one of the following things:
•submitting a new proxy via the Internet or phone by following the instructions on the enclosed proxy card;
•signing another proxy card and arranging for delivery of that proxy card by mail by 11:59 p.m., Eastern Daylight Time, the day before the 2021 Annual Meeting;
•giving our Corporate Secretary a written notice before the 2021 Annual Meeting that you want to revoke your proxy; or
•voting during the 2021 Annual Meeting through www.proxydocs.com/SESN. Your attendance at the 2021 Annual Meeting alone will not revoke your proxy.
We will count your vote in accordance with the last instruction we receive from you prior to the closing of the polls, whether your instruction is received by Internet, phone, mail, or at the 2021 Annual Meeting.
Shares Held in Street Name
If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, change your vote or revoke your instructions, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The approval of an amendment to our Restated Certificate of Incorporation to increase the number of shares of our common stock (Proposal 2) and the ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 5) are each considered to be discretionary items under the NYSE rules, and your brokerage firm will be able to vote on these items even if it does not receive instructions from you, so long as it holds your shares in its name. The election of Class I directors (Proposal 1), the approval of an amendment to our 2014 Incentive Plan (Proposal 3), the approval of an amendment to our 2014 ESPP (Proposal 4) and the approval of the compensation of our named executive officers (Proposal 6) are all a “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposals 1, 3, 4 or 6, your brokerage firm will not vote with respect to such proposal and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
If your shares are held in street name, you are also invited to attend and vote your shares at the Annual Meeting live via webcast at www.proxydocs.com/SESN. After completing your registration, you will receive further instructions via email, including a unique link to access the 2021 Annual Meeting. As part of the registration process, you must enter the control number located on your voting instruction form. You will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.
If your shares are held in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the 2021 Annual Meeting, by attending the 2021 Annual Meeting and voting through www.proxydocs.com/SESN.
Submitting Questions

You will have the ability to submit questions prior to and during the 2021 Annual Meeting. During a designated question and answer period at the 2021 Annual Meeting, we will respond to appropriate questions submitted by stockholders. We will answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Stockholder List
We will make a list of stockholders eligible to vote at the 2021 Annual Meeting available electronically on the virtual meeting website during the meeting for those attending the 2021 Annual Meeting, and for ten days prior to the 2021 Annual Meeting, at our offices at 245 First Street, Suite 1800, Cambridge, MA 02142. Please contact our Corporate Secretary at (617) 444-8550 if you wish to inspect the list of stockholders eligible to vote at the 2021 Annual Meeting prior to the 2021 Annual Meeting.
Quorum
The holders of 84,693,114 shares of our common stock, representing a majority in the voting power of the shares of our common stock issued and outstanding and entitled to vote at the 2021 Annual Meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the 2021 Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the 2021 Annual Meeting. Stockholders who participate the 2021 Annual Meeting via the live webcast will be deemed present for purposes of the quorum requirement.
Votes Required
The following votes are required for approval of the proposals being presented at the 2021 Annual Meeting:
Proposal 1: To Elect Class I Directors. The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.
Proposal 2: To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000. The affirmative vote of a majority of our issued and outstanding shares of common stock is required to approve the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.
Proposal 3: To approve an amendment to our 2014 Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock. The affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter is required to approve the amendment to our 2014 Incentive Plan.
Proposal 4: To approve an amendment to our 2014 ESPP to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares. The affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter is required to approve the amendment to our 2014 ESPP.
Proposal 5: To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. The affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.
Proposal 6: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, or Say-on-Pay. The affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by holders of all shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve, on an advisory basis, the compensation of our named executive officers.

Broker non-votes and abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum. If a quorum is present, votes to withhold will have no effect on the outcome of the votes on Proposal 1 (election of directors) Abstentions will count as votes against Proposal 2 (approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000), but will no effect on the outcome of Proposal 3 (approval of an amendment to our 2014 Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock), Proposal 4 (approval of an amendment to our 2014 ESPP to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock), Proposal 5 (ratification of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year) and Proposal 6 (Say-on-Pay). Broker non-votes will have no effect on the outcomes of Proposal 1 Proposal 3, Proposal 4 or Proposal 6.
All outstanding shares of our common stock represented by valid and unrevoked proxies received in time for the 2021 Annual Meeting will be voted. With respect to the election of directors, a stockholder may (i) vote for the election of the director nominees, or (ii) withhold authority to vote for one or both director nominees.
The proposals (A) to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000, (B) to approve an amendment to our 2014 Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock, (C) to approve an amendment to our 2014 ESPP to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock, (D) to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and (E) to approve, on a non-binding advisory basis, the compensation of our named executive officers, each allow stockholders to (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.
Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy (other than with respect to broker non-votes), the shares will be voted in accordance with our Board’s recommendations as follows: (i) “FOR” the election of the named director nominees; (ii) “FOR” approval of the amendment to the our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000, (ii) "FOR" approval of an amendment to our 2014 Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock, (iii) "FOR" approval of an amendment to our 2014 ESPP to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock, (iv) “FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and (v) “FOR” the Say-on-Pay proposal.
This proxy statement and accompanying form of proxy card are first being mailed or given to stockholders on or about March 26, 2021.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on Monday, May 3, 2021:
This proxy statement and our 2021 Annual Report are available at www.proxydocs.com/SESN for viewing, downloading and printing.

CORPORATE GOVERNANCE
Board of Directors
Members of Our Board of Directors
The following table sets forth the name and age of each of our directors as of March 15, 2021.

Name	Age	Position
Thomas R. Cannell, D.V.M.	59	President and Chief Executive Officer and Director
Jay S. Duker, M.D.(2)(3)	62	Chair of the Board of Directors
Carrie L. Bourdow(1)(3)	58	Director
Jane V. Henderson(1)(2)(3)	55	Director
Jason A. Keyes(1)(2)	49	Director

(1)Member of our audit committee.
(2)Member of our compensation committee.
(3)Member of our nominating and corporate governance committee.
Thomas R. Cannell, D.V.M. has served as our President and Chief Executive Officer since August 2018. Prior to joining us, Dr. Cannell served as Orexigen Therapeutics, Inc.’s Chief Operating Officer & President of Global Commercial Products from July 2016 to July 2018, and as its Chief Commercial Officer from March 2015 to June 2016. While at Orexigen, Dr. Cannell led the successful commercialization and profitability of Contrave®. Orexigen filed a voluntary petition for Chapter 11 bankruptcy in March 2018. Prior to Orexigen, Dr. Cannell spent 27 years with Merck & Co., Inc., where he held senior leadership positions in global commercialization, consumer marketing, and sales operations and management for both development-stage programs and approved marketed products. While with Merck, he served as President and Managing Director of Merck Canada from December 2012 to October 2014, and Chief Marketing Officer & Chief Strategy Officer for MSD Japan, a subsidiary of Merck & Co., from 2010 to 2012 where he was responsible for setting up a long-standing strategic process and plan, managed a multi-billion-dollar product portfolio and oversaw thousands of employees. In addition, he designed and successfully piloted an innovative, customer-centric commercial model for Merck’s U.S. business. Dr. Cannell received his DVM degree from Washington State University. We believe that Dr. Cannell's perspective and history as our President and Chief Executive Officer, and the breadth and depth of his industry experience, qualify him to serve on our Board of Directors.
Jay S. Duker, M.D. has served as a member of our Board since January 2015 and Chairman of the Board since February 2020. Dr. Duker has served in varying capacities at the New England Eye Center (NEEC) since January 1992, most recently as Director since 2001. Dr. Duker has served as the Chief Strategic Scientific Officer of EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT) since July 2020. Dr. Duker is Professor and Chairman of the Department of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine. He has published more than 350 journal articles, with his major research interests including retinal imaging, in particular optical coherence tomography (OCT), retinal vascular diseases, and drug delivery to the posterior segment. His book, Yanoff and Duker’s Ophthalmology, is one of the bestselling ophthalmic texts over the past decade. Dr. Duker is the co-founder of three companies, including Hemera Biosciences, a clinical stage biotech company whose focus is a gene therapy based treatment for age-related macular degeneration. Dr. Duker served on the board of directors of EyePoint Pharmaceuticals, Inc. from September 2016 to December 2020. Dr. Duker received an A.B. from Harvard University and a M.D. from the Jefferson Medical College at Thomas Jefferson University. We believe that Dr. Duker is qualified to serve on our Board because of his extensive clinical and academic experience, his medical knowledge and as a co-founder of other life sciences companies.
Jane V. Henderson has served as a member of our Board since October 2013. Ms. Henderson has served as the Chief Financial Officer of Adagio Therapeutics since December 2020. Previously, Ms. Henderson served as the Chief Financial Officer of Turnstone Biologics from July 2018 to December 2020 and as the Chief Financial Officer and Senior Vice President of Corporate Development of Voyager Therapeutics, Inc., a biopharmaceutical company, from January 2017 to July 2018. Ms. Henderson served as the Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., a biopharmaceutical company, from February 2013 to November 2016, when Kolltan Pharmaceuticals was acquired by Celldex Therapeutics, Inc. Prior to joining Kolltan Pharmaceuticals, Ms. Henderson served as the Vice President, Business Development of ISTA Pharmaceuticals, Inc., an eye care company, from June 2010 to June 2012, when ISTA Pharmaceuticals was acquired by Bausch + Lomb Incorporated. Prior to joining ISTA Pharmaceuticals, Ms. Henderson served as the Executive

Vice President, Chief Financial Officer and Head of Business Development of Axerion Pharmaceuticals, Inc., a pharmaceutical company, from September 2009 to June 2010, provided independent consulting services from February 2009 to September 2009 and served as the Executive Vice President, Chief Financial Officer and Chief Business Officer of Panacos Pharmaceuticals, Inc., a pharmaceutical company, from January 2008 to February 2009. Prior to that, Ms. Henderson served in a variety of senior investment banking roles at HSBC Holdings plc, Canadian Imperial Bank of Commerce, Lehman Brothers and Salomon Brothers. Ms. Henderson currently serves on the board of directors of IVERIC bio, Inc. (Nasdaq: ISEE), formerly Ophthotech Corporation, where she also serves as Chair of the Audit Committee, and on the board of directors of Akero Therapeutics, Inc. (Nasdaq: AKRO), where she serves as Chair of the Audit Committee and Chair of the Nominating and Corporate Governance Committee. Ms. Henderson received a B.S. in Psychology from Duke University. We believe that Ms. Henderson is qualified to serve on our Board because of her extensive executive leadership experience in and knowledge of the life sciences industry and her extensive finance background as a chief financial officer for over twelve years and as an investment banker for twenty years.
Carrie L. Bourdow has served as a member of our Board since February 2020. Ms. Bourdow has served as the President, Chief Executive Officer and a member of the board of directors of Trevena, Inc. (Nasdaq: TRVN) since October 2018. Prior to her role as Chief Executive Officer, Ms. Bourdow joined Trevena as Senior Vice President and Chief Commercial Officer in May 2015 and was appointed Executive Vice President and Chief Operating Officer in January 2018. Prior to joining Trevena, Ms. Bourdow was Vice President of Marketing at Cubist Pharmaceuticals, Inc., from May 2013 until its acquisition by Merck & Co., Inc. in May 2015. At Cubist, Ms. Bourdow led launch strategy, marketing, reimbursement, and operations for products totaling over $1 billion in annual revenues. Prior to Cubist, Ms. Bourdow served for more than 20 years at Merck & Co., Inc., where she held positions of increasing responsibility across commercial functions and therapeutic areas. Since June 2017, she has served on the board of directors of Nabriva Therapeutics plc. (Nasdaq: NBRV), a publicly traded biopharmaceutical company. We believe that Ms. Bourdow is qualified to serve on our Board because of her extensive executive leadership experience, and her nearly thirty years of pharmaceutical industry experience.
Jason A. Keyes has served as a member of our Board since February 2020. Mr. Keyes has served as the Chief Financial Officer of Equillium, Inc. (Nasdaq: EQ) since March 2018. Prior to joining Equillium, he was Executive Vice President and Chief Financial Officer of Orexigen Therapeutics, Inc. from June 2016 to February 2018 where he played a key role in setting the business and financial strategy for the global commercialization of the product portfolio. Prior to his role as Chief Financial Officer, Mr. Keyes, held the position of Vice President, Finance at Orexigen from February 2015 to June 2016. Orexigen filed a voluntary petition for Chapter 11 bankruptcy in March 2018. Before that, Mr. Keyes held positions of increasing responsibility at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from August 2007 until January 2013. Earlier in his career, Mr. Keyes held leadership positions in finance and corporate strategy at Amgen, Inc., a publicly-held biopharmaceutical company, and Baxter Healthcare Corporation, a publicly-held healthcare company. Over his career, Mr. Keyes has been responsible for leading financial planning across the biotechnology value chain, managing investor relations, raising capital, and driving business development. We believe that Mr. Keyes is qualified to serve on our Board because of his extensive executive leadership experience in and knowledge of the life sciences industry and his finance background, including his experience as a public company chief financial officer.
Board Composition
Our Board is currently authorized to have five members and currently consists of five members. Our Board is divided into three classes, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•the Class I directors are Thomas R. Cannell and Carrie L. Bourdow, and each such director’s term expires at the 2021 Annual Meeting;
•the Class II directors are Jay S. Duker and Jason A. Keyes, and each such director’s term expires at our annual meeting of stockholders to be held in 2022, or the 2022 Annual Meeting; and
•the Class I director is Jane V. Henderson, and her term expires at our annual meeting of stockholders to be held in 2023.
Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors may be removed only for cause by the affirmative vote of the holders of 75% or more of our voting stock.
Board Determination of Independence
Our Board observes all applicable criteria for independence established by the rules of the Nasdaq Stock Market, or the Nasdaq Stock Market Rules, and other governing laws and applicable regulations, including the requirement that a majority of our directors be independent as defined under the Nasdaq Stock Market Rules. Under Rule 5605(a)(2) of the Nasdaq Stock Market

Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that all of our directors with the exception of Dr. Cannell are independent as defined under the Nasdaq Stock Market Rules.
In addition, the Nasdaq Stock Market Rules require that, subject to specified exceptions, (i) each member of our audit and compensation committees be independent; (ii) each member of our audit committee satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act; and (iii) each member of our compensation committee satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of our audit committee may not, other than in his or her capacity as a member of the audit committee, the Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries; or (2) be an affiliated person of us or any of our subsidiaries. In addition, Rule 10C-1 under the Exchange Act requires that, with respect to the independence of each member of our compensation committee, our Board consider all factors specifically relevant to determining whether a director has a relationship with us which is material to that director’s ability to be independent from management in connection with his or her duties as a compensation committee member, including, but not limited to: (1) the source of his or her compensation as a director, including any consulting, advisory or other compensatory fee paid by us to him or her; and (2) whether he or she is affiliated with us or any of our subsidiaries or affiliates.
Our Board has also determined that: (i) Ms. Henderson, Mr. Keyes and Ms. Bourdow, who comprise our audit committee; and (ii) Mr. Duker, Ms. Henderson and Mr. Keyes, who comprise our compensation committee, each satisfy the independence standards for those committees established by the applicable rules and regulations under the Exchange Act and the Nasdaq Stock Market Rules. In addition, each member of our nominating and corporate governance committee is independent as defined under the Nasdaq Stock Market Rules. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence.
No director is related to any of our other directors or executive officers and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.
How Our Board Is Organized
Board Leadership Structure
The positions of chair of the Board and chief executive officer are presently separated at our company. The duties of the chair of the Board include the following:

•chairing meetings of our Board and of the independent directors in executive session;
•meeting with any director who is not adequately performing his or her duties as a member of our Board or any committees thereof;
•facilitating communications between other members of our Board and the chief executive officer;
•determining the frequency and length of Board meetings and recommending when special meetings of our Board should be held;
•preparing or approving the agenda for each Board meeting; and
•reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our Board.
Our Board decided to separate the roles of chair and chief executive officer because it believes that a bifurcated leadership structure offers the following benefits:

•increasing the independent oversight of our company and enhancing our Board’s objective evaluation of our chief executive officer;
•freeing the chief executive officer to focus on company operations instead of board administration;
•providing the chief executive officer with an experienced sounding board;
•providing greater opportunities for communication between stockholders and our Board;
•enhancing the independent and objective assessment of risk by our Board; and
•providing an independent spokesperson for our company.

Board Committees
Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our Board. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at www.sesenbio.com.
Audit Committee
The members of our audit committee are Ms. Henderson, Mr. Keyes and Ms. Bourdow. Ms. Henderson chairs our audit committee. Our audit committee’s responsibilities include:

•appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports and other communications from such firm;
•reviewing and discussing with management and our independent registered public accounting firm (x) our annual and quarterly financial statements and related disclosures (including any interim financial statements to be included in our periodic disclosures filed with the SEC); (y) our earnings press releases; and (z) litigation or other legal matters that could have a significant impact on our financial results;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•overseeing our internal audit function;
•overseeing our risk assessment and risk management policies;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•meeting independently with our internal auditing staff, if applicable, and our independent registered public accounting firm and management;
•reviewing and approving or ratifying any related person transactions;
•preparing the audit committee report required by SEC rules; and
•conducting a periodic self-assessment of the audit committee and its charter.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our Board has determined that each of Ms. Henderson, Mr. Keyes and Ms. Bourdow is an “audit committee financial expert” as defined in applicable SEC rules and that each qualifies as independent as defined under the applicable Nasdaq Stock Market Rules.
The audit committee met five times during 2020.
Compensation Committee
The members of our compensation committee are Dr. Duker, Ms. Henderson and Mr. Keyes. Dr. Duker chairs our compensation committee. Our compensation committee’s responsibilities include:

•reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;
•overseeing an evaluation of our senior executives, including the establishment of corporate goals and objectives applicable to our chief executive officer and our other executive officers;
•reviewing and approving, or making recommendations to our Board with respect to, the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, severance agreements, indemnification agreements or other material compensatory agreements with our chief executive officer or our other executive officers;
•overseeing and administering our cash and equity incentive plans;
•retaining the services, following the determination of independence under applicable Nasdaq Stock Market Rules and Exchange Act rules, of our compensation consultant, as well as overseeing and considering the recommendations of our compensation consultant;
•reviewing and making recommendations to our Board with respect to director compensation;
•establishing, if deemed advisable by our Board, stock ownership guidelines for our chief executive officer, directors and other executive officers;
•reviewing and discussing annually with management our compensation disclosure required by SEC rules;
•preparing the compensation committee report required by SEC rules; and

•conducting a periodic self-assessment of the compensation committee and its charter.
The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “Board Processes-Executive and Director Compensation Processes.” In addition to the Board’s independence determination, our Board has determined that each member of our compensation committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The compensation committee met four times during 2020.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Dr. Duker, Ms. Henderson and Ms. Bourdow. Dr. Duker chairs our nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•identifying individuals qualified to become members of our Board;
•recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•reviewing and making recommendations to our Board with respect to our Board leadership structure;
•reviewing and making recommendations to our Board with respect to management succession planning;
•reviewing and making recommendations to our Board with respect to the adequacy of our Restated Certificate of Incorporation and Amended and Restated By-laws;
•developing and recommending to our Board corporate governance guidelines;
•overseeing a periodic evaluation of our Board; and
•conducting a periodic self-assessment of the nominating and corporate governance committee and its charter.
The nominating and corporate governance committee did not hold any formal meetings in 2020 and acted by unanimous written consent twice in 2020.
At the 2021 Annual Meeting, stockholders will be asked to consider the election of Dr. Cannell and Ms. Bourdow.
Board Meetings and Attendance
Our Board met eleven times during 2020. During 2020, each director attended at least 75% of the aggregate of total the number of Board meetings and the number of meetings held by all committees of the Board on which he or she then served.
Our directors are encouraged to attend our annual meetings of stockholders. At the annual meeting of stockholders held in 2020, three of the five directors then in office were in attendance.
Board Processes
Oversight of Risk
Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to Board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discusses particular risks.
Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each committee meeting.
Director Nomination Process
The process followed by our nominating and corporate governance committee and our Board to identify and evaluate director candidates may include requests to Board members and others for recommendations, evaluation of the performance on our Board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our Board, interviews of selected candidates by members of our nominating and corporate governance committee and our Board.
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our nominating and corporate governance committee and our Board apply the criteria set forth in our corporate governance guidelines described below under “Corporate Governance Guidelines.” Consistent with these criteria, our nominating and corporate governance committee and our Board expect every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.
The director nominees, Dr. Cannell and Ms. Bourdow, are currently members of our Board. The nominee biographies under “Board of Directors - Members of Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our director nominees that led our nominating and corporate governance committee and our Board to conclude that each of Dr. Cannell and Ms. Bourdow should continue to serve as a member of our Board. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Our nominating and corporate governance committee and our Board consider the value of diversity when selecting nominees, and believe that our Board, taken as a whole, should embody a diverse set of skills, experiences and abilities. Our nominating and corporate governance committee and our Board do not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.
Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Corporate Secretary at Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, MA 02142, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our Amended and Restated By-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for the 2022 Annual Meeting.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee and our Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholders also have the right under our Amended and Restated By-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by following the procedures set forth under “Other Matters—Deadline for Submission of Stockholder Proposals for the 2022 Annual Meeting.”
Communications with Stockholders
Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Corporate Secretary at Sesen Bio, Inc., Attention: Corporate Secretary, 245 First Street, Suite 1800, Cambridge, MA 02142, or by calling (617) 444-8550. Additional information about contacting our Board or management is available on the Investor Relations section of our website, which is located at www.sesenbio.com.
In addition, stockholders who wish to communicate with our entire Board may do so by writing to Dr. Jay S. Duker, Chair of the Board, Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, MA 02142. Communications will be forwarded to other directors if they relate to substantive matters that the Chair of the Board, in consultation with our legal counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.
Executive and Director Compensation Processes
Our executive compensation program is administered by the compensation committee of our Board, subject to the oversight of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our Board for approval, which has full discretion to approve or modify the recommendations of the compensation committee.
In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our compensation committee has also retained the services of Radford, an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise us on our executive compensation program generally. Although the compensation committee considers Radford’s advice and recommendations about our executive compensation program, the compensation committee ultimately makes its own decisions about these matters.
None of the compensation committee members and none of our executive officers or directors have any relationship with Radford or the individual consultants employed by Radford. Radford has not provided any other services to our Board or management other than compensation consulting services to the compensation committee. The compensation committee has determined that no conflicts of interest exist between Radford and our company, our directors or our executive officers. The compensation committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains.
Our director compensation program is administered by the compensation committee of our Board, subject to the oversight and approval of our full Board. The compensation committee conducts periodic reviews of director compensation and makes recommendations to the Board with respect thereto.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our stockholders. The guidelines provide that:

•our Board’s principal responsibility is to oversee our management;
•a majority of the members of our Board must be independent directors;
•the independent directors meet in executive session at least twice a year;
•directors have full and free access to management and, as necessary, independent advisors;
•new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•our Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.
A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at www.sesenbio.com.
Board Policies
Related Person Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest and the amount involved in such transaction, arrangement or relationship exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years. Because one percent of our average total assets for the past two fiscal years has exceeded $120,000, our Board applies the $120,000 threshold under our policy.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction or direct that such transaction be terminated and rescinded. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than $120,000; and
•a transaction that is specifically contemplated by provisions of our Restated Certificate of Incorporation or Amended and Restated By-laws.
The policy provides that transactions involving the compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
Certain Relationships and Related Party Transactions
Since January 1, 2019, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Manufacturing and Office Lease
We lease a manufacturing, laboratory, and office facility in Winnipeg, Manitoba, from an affiliate of Leslie Dan, our former director who retired from our Board in July 2019, under a two-year renewable lease through September 2022 with a right to renew the lease for one subsequent three-year term. For the years ended December 31, 2020 and 2019, we had a rent expense for this facility of $301,000 and $320,000, respectively.
Protoden License

We are party to an intellectual property license agreement under which we pay fees to Protoden Technologies Inc., or Protoden, a company owned by an affiliate of Mr. Dan. Pursuant to the agreement, we have an exclusive, perpetual, irrevocable and non-royalty bearing license, with the right to sublicense, under certain patents and technology to make, use and sell products that utilize such patents and technology. The annual fee is $100,000. Beginning on January 1, 2025, the licenses granted to us will require no further payments to Protoden. We paid $100,000 under this license agreement to Protoden in each of the years ended December 31, 2020 and 2019.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.sesenbio.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in filings under the Exchange Act to the extent required by the applicable rules and exchange requirements.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 15, 2021:

Name	Age	Position
Thomas R. Cannell, D.V.M.	59	President and Chief Executive Officer and Director
Monica Forbes	45	Chief Financial Officer and Treasurer
Glen MacDonald, Ph.D	63	Chief Technology Officer
Mark R. Sullivan	49	General Counsel & Corporate Secretary
In addition to the biographical information for Dr. Cannell, which is set forth above, under “Corporate Governance - Board of Directors - Members of Our Board of Directors,” set forth below is certain biographical information about Ms. Forbes, Dr. MacDonald and Mr. Sullivan:
Monica Forbes has served as our Chief Financial Officer since August 2019. Ms. Forbes previously served as a finance consultant to the Company from April 2019 through July 2019, at which time she joined the Company as our Vice President, Finance since August 1, 2019. From July 2018 to April 2019, Ms. Forbes served as the Vice President and Chief Financial Officer of Nalpropion Pharmaceuticals, Inc. Prior to that Ms. Forbes served as Vice President and acting Chief Financial Officer of Orexigen Therapeutics, Inc. from February 2018 until Nalpropion’s acquisition of Orexigen in July 2018, Senior Director of Financial Planning and Analysis (FP&A) of Orexigen from October 2016 to February 2018, and Director of FP&A from October 2014 to October 2016. Orexigen filed a voluntary petition for Chapter 11 bankruptcy in March 2018. Ms. Forbes holds a B.S. in Business Administration from San Diego State University.
Glen MacDonald, Ph.D. has served as our Chief Technology Officer since February 2017. From the time of our acquisition of Viventia Bio Inc. in September 2016 to February 2017, Dr. MacDonald served as our Chief Scientific Officer. Dr. MacDonald was Chief Scientific Officer of Viventia Bio Inc. from 2012 to September 2016 and of Viventia Bio Inc.'s predecessor company, Viventia Biotech Inc., from 2005 to 2012. Prior to that, Dr. MacDonald served Viventia Biotech Inc. in several research related capacities from 1997 to 2005. Dr. MacDonald held a Manitoba Cancer Treatment Research Foundation Fellowship from 1996 to 1997 while serving as a post-doctoral fellow at the University of Manitoba Cancer Treatment Research Foundation from 1995 to 1997. Dr. MacDonald also served as a Canadian Arthritis Society post-doctoral fellow at the University of North Carolina at Chapel Hill from 1993 to 1995. He graduated from the University of Guelph with a bachelor’s degree in genetics in 1980 and earned an M.Sc. and Ph.D. from the University of Manitoba in 1987 and 1993, respectively. Dr. MacDonald’s scientific background is extensive, having published in the areas of monoclonal antibodies, graft versus-host disease, lupus and apoptosis.
Mark R. Sullivan has served as our General Counsel and Corporate Secretary since August 2019. From April 2018 to August 2019 he served as our Acting General Counsel. From August 2012 through March 2018, he served as a private consultant to life sciences companies. Previously, he served as the General Counsel, Chief Compliance Officer and Secretary of MModal Inc. (Nasdaq: MODL), formerly MedQuist, Inc., a leading healthcare IT company, from September 2006 until July 2012 when MModal was taken private by One Equity Partners, the private investment arm of JP Morgan Chase & Co. From August 2004 until September 2006, Mr. Sullivan was the Acting General Counsel of MModal MQ Inc. Between March 2003 and August 2004, Mr. Sullivan served as Associate General Counsel and Assistant Secretary of MModal MQ Inc. Prior to joining MModal, Mr. Sullivan was in private practice with Pepper Hamilton LLP from 2000 to 2003, and Drinker Biddle & Reath LLP from 1998 to 2000. Mr. Sullivan received a B.A. from the University of Pennsylvania and a J.D. from the Rutgers University School of Law.
EXECUTIVE COMPENSATION
Our named executive officers for 2020 are Thomas R. Cannell, D.V.M., our President and Chief Executive Officer, Monica Forbes, our Chief Financial Officer, and Glen MacDonald, our Chief Technology Officer.

Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Option awards ($)(5)	Non-equity incentive plan compensation ($)(6)	All other compensation ($)(7)	Total ($)
Thomas R. Cannell, D.V.M.(1) President and Chief Executive Officer	2020	532,917	—	817,449	348,140	4,000	1,702,506
	2019	520,000	—	568,244	312,000	4,000	1,404,244
Monica Forbes(2) Chief Financial Officer and Treasurer	2020	360,500	1,000	259,329	174,500	—	795,329
	2019	220,973	—	404,007	58,700	—	683,680
Glen MacDonald, Ph.D.(3) Chief Technology Officer	2020	343,714	1,000	155,033	160,917	14,067	674,731
	2019	297,382	—	142,061	133,100	10,247	582,790

(1)Dr. Cannell has served as our President and Chief Executive Officer since August 7, 2018. Dr. Cannell's base salary was increased from $520,000 to $535,600, effective March 1, 2020.
(2)Ms. Forbes has served as our Chief Financial Officer and Treasurer since August 26, 2019. Ms. Forbes' base salary was increased from $350,000 to $362,600, effective March 1, 2020. Prior to that, she served as our Vice President, Finance from August 1, 2019 to August 26, 2019. Before joining us as an employee, Ms. Forbes served as a finance consultant to us from April 29, 2019 to July 31, 2019, pursuant to a consulting agreement dated April 29, 2019. Pursuant to such consulting agreement we paid Ms. Forbes a consulting fee at an agreed upon hourly rate of $200 per hour for such services and reimbursed Ms. Forbes for business related expenses. The consulting fees earned by Ms. Forbes in 2019 pursuant to such consulting agreement are included in the amount reported for Ms. Forbes in the “Salary” column.
(3)Dr. MacDonald's base salary was increased from $309,522 to $353,961, effective March 1, 2020. Dr. MacDonald's base salary and non-equity incentive plan compensation is paid by us in Canadian dollars and the above amounts for Dr. MacDonald's base salary and non-equity incentive plan compensation have been converted to U.S. dollars using the average exchange rate between the Canadian and the U.S. dollar in effect at fiscal year-end. The exchange rates in effect on December 31, 2020 and December 31, 2019 were 0.7849 and 0.7595, respectively.
(4)The amounts reported in the “Bonus” column reflect a $1,000 holiday bonus paid to all employees, other than Dr. Cannell, in December 2020.
(5)The amounts reported in the "Options awards" column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718. See Note 12 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of equity awards.
(6)The amounts reported in the "Non-equity incentive plan compensation" column reflect bonuses that were earned by our executive officers in fiscal years 2020 and 2019 based on the achievement of pre-established performance goals that were previously communicated to our executive officers.
(7)For Dr. Cannell, the amounts reported in 2020 and 2019 reflect discretionary 401(k) matching contributions contributed to our 401(k) retirement plan for him as approved by the Board. For Dr. MacDonald, the amounts reported in 2020 and 2019 reflect company-paid pension contributions contributed to Dr. MacDonald, pursuant to pension plan provisions for all of our Canadian employees.
Narrative to Summary Compensation Table
Employment, Retention and Consulting Agreements with Named Executive Officers
Thomas R. Cannell, D.V.M.

In August 2018, we entered into an employment agreement with Dr. Cannell, which provides that his employment will continue until either we or Dr. Cannell provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Dr. Cannell, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.

Pursuant to Dr. Cannell's employment agreement, he is entitled to receive an annual base salary of $520,000, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by the Board. In February 2021, the compensation committee approved an increase in Dr. Cannell's annual base salary to $562,500, effective March 1, 2021. In addition, pursuant to his employment agreement, Dr. Cannell is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Board, in its sole discretion. Dr. Cannell’s target annual bonus for 2019 and 2020 was 50% of his annual base salary. Dr. Cannell’s target annual bonus for 2021 is 50% of his annual base salary.

Monica Forbes

On April 29, 2019, we entered into a consulting agreement with Ms. Forbes to serve as our finance consultant. Under such agreement, Ms. Forbes received a consulting fee of $200 per hour and reimbursement of business related expenses. On August 1, 2019, we entered into an employment agreement with Ms. Forbes for the position of Vice President, Finance at an annual base salary of $300,000. On August 26, 2019, we entered into a new employment agreement with Ms. Forbes in connection with her appointment as our Chief Financial Officer and Treasurer. Ms. Forbes' current employment agreement provides that employment will continue until either we or Ms. Forbes provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Ms. Forbes, which prohibits her from competing with us, soliciting our employees and customers and disclosing confidential information during the term of her employment and for one year following the conclusion of her service with us.

Pursuant to Ms. Forbes' current employment agreement, she is entitled to receive an annual base salary of $350,000 which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by our Board. In February 2021, the compensation committee approved an increase in Ms. Forbes' annual base salary to $380,750, effective March 1, 2021. In addition, pursuant to her employment agreement, Ms. Forbes is eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of her annual base salary, and which will be determined by our Board, in its sole discretion. Ms. Forbes' annual target bonus for 2019 and 2020 was equal to 35% of her annual base salary. Ms. Forbes' annual target bonus for 2021 is equal to 40% of her annual base salary.

Glen MacDonald, Ph.D.

On September 20, 2016, we entered into an employment agreement with Dr. MacDonald. Dr. MacDonald's employment agreement provides that employment will continue until either we or Dr. MacDonald provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Dr. MacDonald, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.

Pursuant to Dr. MacDonald's employment agreement, he is entitled to receive an annual base salary of $272,496.25 CAD, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by our Board. In February 2021, the compensation committee approved an increase in Dr. MacDonald's annual base salary to $368,180, effective March 1, 2021. In addition, pursuant to his employment agreement, Dr. MacDonald is eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by our Board, in its sole discretion. Dr. MacDonald’s annual target bonus for (i) 2019 and 2020 was equal to 35% of his annual base salary, and (ii) 2021 is equal to 40% of his annual base salary.
Equity Awards
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incenting our executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our executive officers and from time to time may grant equity incentive awards to them, including in the form of stock options or restricted stock units, or RSUs.

On February 19, 2021, we granted Dr. Cannell options to purchase 2,000,000 shares of our common stock at an exercise price of $3.17 per share. These options vest 6.25% every three months over four years commencing on January 1, 2021, subject to Dr. Cannell’s continued service with us on the applicable vesting date. On February 13, 2020, we granted Dr. Cannell options to purchase 1,450,000 shares of our common stock at an exercise price of $0.8911 per share. These options vest 6.25% every three months over four years, subject to Dr. Cannell’s continued service with us on the applicable vesting date. On February 21, 2019, we granted Dr. Cannell options to purchase 1,000,000 shares of our common stock at an exercise price of $0.8285 per share. These options vest 6.25% every three months over four years, subject to Dr. Cannell’s continued service with us on the applicable vesting date.
On February 19, 2021, we granted Ms. Forbes options to purchase 580,000 shares of our common stock at an exercise price of $3.17 per share. These options vest 6.25% every three months over four years commencing on January 1, 2021, subject to Ms. Forbes' continued service with us on the applicable vesting date. On February 13, 2020, we granted Ms. Forbes options to purchase 460,000 shares of our common stock at an exercise price of $0.8911 per share. These options vest 6.25% every three months over four years, subject to Ms. Forbes' continued service with us on the applicable vesting date. On August 26, 2019, we granted Ms. Forbes options to purchase 280,000 shares of our common stock at an exercise price of $1.13 per share. These options vest 6.25% every three months over four years, subject to Ms. Forbes’ continued service with us on the applicable vesting date. On August 1, 2019, we granted Ms. Forbes options purchase 240,000 shares of our common stock at an exercise price of $1.16 per share. These options vest 25% on the first anniversary of the date of grant of the option and an additional 6.25% of the shares underlying the option will vest at the end of each successive three-month period thereafter until the fourth anniversary of the date of grant of the option, subject to Ms. Forbes' continued service with us on applicable the vesting date.
On February 19, 2021, we granted Dr. MacDonald options to purchase 300,000 shares of our common stock at an exercise price of $3.17 per share. These options vest 6.25% every three months over four years commencing on January 1, 2021, subject to Dr. MacDonald’s continued service with us on the applicable vesting date. On February 13, 2020, we granted Dr. MacDonald options to purchase 275,000 shares of our common stock at an exercise price of $0.8911 per share. These options vest 6.25% every three months over four years, subject to Dr. MacDonald's continued service with us on the applicable vesting date. On February 21, 2019, we granted Dr. MacDonald options to purchase 250,000 shares of our common stock at an exercise price of $0.8285 per share. These options vest 6.25% every three months over four years, subject to Dr. MacDonald’s continued service with us on the applicable vesting date.
Bonus Compensation

With respect to 2020, each of our named executive officers was eligible to receive a performance-based bonus based on the attainment of individual and corporate objectives. The 2020 performance-based bonus awards were determined by multiplying the bonus target opportunity for each named executive officer by a corporate performance factor established by our compensation committee based on our performance as measured against our corporate goals and additional unanticipated performance achievements during the year.

In February 2021, the compensation committee reviewed our 2020 corporate performance and noted that we made substantial progress on our regulatory, financial and commercial goals, as well as achieved various additional accomplishments during 2020. Such progress included the following:

2020 Corporate Goal	Weight	Result	Score
Advance Vicineum™ toward regulatory approval	35%	•Submitted completed BLA for Vicineum for the treatment of high-risk, BCG-unresponsive non-muscle invasive bladder cancer, or NMIBC, to the U.S. Food and Drug Administration •Completed analytical comparability package •Completed all EMA pre-submission activities; on-track to submit MAA in early 2021	46
Strengthen the balance sheet	41%	•Ended fiscal 2020 with $55M in cash, cash equivalents and restricted cash •Signed two out-licensing deals for China and the Middle East North Africa, or MENA, region resulting in $15M in non-dilutive capital •Minimized dilution	53
Transform our company into a launch-ready commercial enterprise	24%	•Executed early commercial launch planning •Steady improvement in employee engagement and corporate culture	31
Total	100%		130

As a result, and as noted in the table below, the compensation committee approved 2020 performance cash bonus payments to our named executive officers based on an assessment of corporate performance during 2020.

		Target
Name	Annual Base Salary ($)	Annual Bonus (%)(1)	Annual Bonus ($)(1)	Company Scorecard Result	Final Award
Thomas R. Cannell, D.V.M.	535,600	50%	$267,800	130%	$348,140
Monica Forbes	362,600	35%	$126,910	130%	$174,500
Glen MacDonald	353,961	35%	$123,886	130%	$160,914

(1) 2020 Target annual bonus opportunity was a percentage of 2020 base salary.
Outstanding Equity Awards at December 31, 2020
The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2020.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Thomas R. Cannell, D.V.M.	759,375		590,625	(1)	1.60	8/7/2028
	437,500		562,500	(2)	0.8285	2/21/2029
	271,875		1,178,125	(3)	0.8911	2/13/2030
Monica Forbes	75,000		165,000	(4)	1.16	8/1/2029
	87,500		192,500	(5)	1.13	8/26/2029
	86,250		373,750	(3)	0.8911	2/13/2030
Glen MacDonald, Ph.D.	100,000		—		3.37	9/20/2026
	10,896		—		2.28	4/3/2027
	102,780	(6)	—		1.59	10/4/2027
	93,750		56,250	(7)	1.50	4/9/2028
	109,375		140,625	(2)	0.8285	2/21/2029
	51,563		223,437	(3)	0.8911	2/13/2030

(1)Vests over four years, with 25% of the shares underlying the option vesting on August 7, 2019, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.
(2)Vests over four years, with 6.25% of the shares underlying the option vesting at the end of each successive three-month period beginning on January 1, 2019.
(3)Vests over four years, with 6.25% of the shares underlying the option vesting at the end of each successive three-month period beginning on February 13, 2020.
(4)Vests over four years, with 25% of the shares underlying the option vesting on August 1, 2020, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.
(5)Vests over four years, with 6.25% of the shares underlying the option vesting at the end of each successive three-month period beginning on August 26, 2019.
(6)On October 4, 2017, received grant of an option to purchase 120,000 shares of common stock, with the option vesting in installments based on the achievement of certain strategic and clinical milestones. On January 18, 2018, the compensation committee determined that one of these performance milestones was met, resulting in vesting of the option with respect to 22,980 shares. March 14, 2018, compensation committee determined that one of these performance milestones was met, resulting in vesting of the option with respect to 30,000 shares. On June 12, 2018, the compensation committee determined that one of these performance milestones was met, resulting in vesting of the option with respect to 24,900 shares. On July 10, 2019, the compensation committee determined that one of these performance milestones was met, effective May 4, 2019, resulting in vesting of the option with respect to 24,900 shares.
(7)Vests over four years, with 6.25% of the shares underlying the option vesting at the end of each successive three-month period beginning on August 9, 2018.
Potential Payments to Named Executive Officers Upon Termination or Change in Control Transaction
Pursuant to their respective employment agreements with the Company, upon execution and effectiveness of a release of claims, each of Dr. Cannell, Ms. Forbes and Dr. MacDonald will be entitled to severance payments if his or her employment is terminated under specified circumstances.
Dr. Cannell. If we terminate Dr. Cannell’s employment without cause, as defined in his employment agreement, or if Dr. Cannell terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control transaction, as defined in his employment agreement, we are obligated to (i) pay Dr. Cannell’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Cannell an amount equal to his target bonus payment for the year in which the termination of employment occurs, prorated for the portion of the year in which he was employed, and (iii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Dr. Cannell and certain of his dependents with group health and dental insurance for a period up to 12 months.
If we terminate Dr. Cannell’s employment without cause or if Dr. Cannell terminates his employment with us for good reason, in each case within 18 months following a change in control transaction, we are obligated to (i) pay Dr. Cannell an amount equal to his base salary for 24 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Cannell an amount equal to two times his target bonus payment for the year in which the termination of employment occurs, (iii) accelerate in full the vesting of all of Dr. Cannell’s outstanding equity awards and (iv) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Dr. Cannell and certain of his dependents with group health and dental insurance for a period of up to 24 months.
Ms. Forbes. If we terminate Ms. Forbes' employment without cause, as defined in her employment agreement, or if Ms. Forbes terminates her employment with us for good reason, as defined in her employment agreement, absent a change in control transaction, as defined in her employment agreement, we are obligated to (i) pay Ms. Forbes' base salary for a period of 12 months, payable in accordance with our then-current payroll practices and (ii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Ms. Forbes and certain of her dependents with group health and dental insurance for a period of up to 12 months.
If we terminate Ms. Forbes employment without cause or if Ms. Forbes terminates her employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to: (i) pay Ms. Forbes' base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Ms. Forbes and certain of her dependents with group health and dental insurance for a period of 12 months, and (iii) accelerate in full the vesting of all of Ms. Forbes' outstanding equity awards.
Dr. MacDonald. If we terminate Dr. MacDonald's employment without cause, as defined in his employment agreement, or if Dr. MacDonald terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control transaction, as defined in his employment agreement, we are obligated to (i) pay Dr. MacDonald’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices and (ii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Dr. MacDonald and certain of his dependents with group health and dental insurance for a period of up to 12 months.
If we terminate Dr. MacDonald’s employment without cause or if Dr. MacDonald terminates his employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to: (i) pay Dr. MacDonald’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Dr. MacDonald and certain of his dependents with group health and dental insurance for a period of 12 months, and (iii) accelerate in full the vesting of all of Dr. MacDonald's outstanding equity awards.
Taxation. To the extent that any severance or other compensation payment to Dr. Cannell or Ms. Forbes pursuant to his or her employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then he or she will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provides the executive with the highest amount on an after-tax basis.
401(k) Plan
We maintain a defined contribution 401(k) retirement plan for our employees in which substantially all of our full-time U.S. employees are eligible to participate, including our executive officers. Participants may contribute a percentage of their annual compensation to this plan, subject to statutory limitations. We made matching contributions of $44,348 to the plan for the year ended December 31, 2020.
Limitation of Liability and Indemnification
Our Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or
•for any transaction from which the director derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our Restated Certificate of Incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.
We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our Board.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTOR COMPENSATION
Our non-employee directors are compensated for their services on our Board as follows:

Compensation
Annual Board Cash Retainer	$40,000
Additional Retainer for Non-Executive Chair of the Board	$30,000
Additional Retainers for Committee Chairs
• Audit	$15,000
• Compensation	$10,000
• Nominating and Corporate Governance	$8,000
Additional Retainers for Committee Members
• Audit	$7,500
• Compensation	$5,000
• Nominating and Corporate Governance	$4,000
Annual Equity Award (non-employee directors)	(1)
Initial Equity Award (non-employee directors)	(1)

(1)    On February 19, 2021, our compensation committee, based on market analysis by Radford, the compensation committee’s compensation consultant, approved certain changes in our non-employee director equity compensation to increase from the 50th percentile to align with companies in the 75th percentile of the Radford market analysis. As a result, the initial and annual equity award to our non-employee directors will be increased to align with the 75th percentile of the Radford market analysis. In approving this change, our compensation committee considered the time commitment and responsibilities of our directors as well as the size of our board. We expect final share amounts for the annual equity awards and initial equity awards for our non-employee directors to be determined prior to the 2021 Annual Meeting.
The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our non-employee directors will, subject to the director’s continued service on our Board, vest monthly in equal amounts over a three-year period following the grant date. The annual stock options granted to our non-employee directors will, subject to the director’s continued service on our Board, vest monthly in equal amounts over a one-year period following the grant date.
Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Each member of our Board will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves.
The table below shows all compensation to our non-employee directors during 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jay S. Duker, M.D. (2)	82,259	23,562	105,821
Jane V. Henderson	63,498	23,562	87,060
Jason A. Keyes (3)	43,723	83,881	127,604
Carrie L. Bourdow (4)	42,376	83,881	126,257
Wendy L. Dixon, Ph.D. (5)	16,243	—	16,243
Daniel S. Lynch (6)	17,845	—	17,845

(1)Immediately following the annual meeting of stockholders held on May 6, 2020, Dr. Duker, Ms. Henderson, Mr. Keyes and Ms. Bourdow each received an option to purchase 59,000 shares of our common stock at an exercise price of $0.6294 per share. These stock options vest over twelve months, with 1/12th of the shares underlying the option vesting at the end of each one-month period following May 6, 2020. In connection with their appointment to our Board, on February 24, 2020, Mr. Keyes and Ms. Bourdow each received an option to purchase 118,000 shares of our common stock at an exercise price of $0.8224 per share. These stock options vest monthly in equal amounts over a three-year period following the February 24, 2020 grant date. The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board ASC Topic 718. See Note 12 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of equity awards.
(2)Dr. Duker was appointed Chairman of our Board on February 20, 2020.
(3)Mr. Keyes was appointed to our Board on February 20, 2020.
(4)Ms. Bourdow was appointed to our Board on February 20, 2020.
(5)Dr. Dixon resigned from our Board on February 24, 2020.
(6)Mr. Lynch's term as a Class III director expired at the 2020 Annual Meeting (May 6, 2020) and our Board did not nominate a person to fill Mr. Lynch’s position on the Board and, effective as of the 2020 Annual Meeting, the Board (i) decreased the size of the Board from six members to five members and (b) allocated the directors of the Board such that Class I consists of two (2) directors, Class II consists of two (2) directors and Class III consists of one (1) director.
During 2020, we did not provide any additional compensation to Dr. Cannell, our President and Chief Executive Officer, for his service as a director. Dr. Cannell compensation as a named executive officer is set forth above under “Executive Compensation - Summary Compensation Table.”
The table below shows all stock options held by each of our non-employee directors as of December 31, 2020.

Name	Stock Options Outstanding (#)
Jay S. Duker, M.D.	196,287
Jane V. Henderson	217,349
Jason A. Keyes	177,000
Carrie L. Bourdow	177,000
Wendy L. Dixon, Ph.D.(1)	250,359
Daniel S. Lynch(2)	269,767
(1)    Dr. Dixon resigned from our Board on February 24, 2020.
(2)    Mr. Lynch's term as a Class III director expired at the 2020 Annual Meeting (May 6, 2020).

AUDIT-RELATED MATTERS
Audit Committee Report
The audit committee of the Board of Sesen Bio, Inc. has reviewed Sesen’s audited financial statements for the fiscal year ended December 31, 2020 and discussed them with Sesen’s management and Ernst & Young LLP, Sesen’s independent registered public accounting firm.
The audit committee has received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Sesen’s independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to Sesen’s Board that the audited financial statements referred to above be included in Sesen’s Annual Report on Form 10-K for the year ended December 31, 2020.
By the audit committee of the Board of Sesen Bio, Inc.
Jane V. Henderson
Carrie L. Bourdow
Jason A. Keyes

Audit Fees and Services
Ernst & Young LLP provided audit and tax services to us consisting of the audit of our 2020 and 2019 financial statements and tax compliance and other services. The following table summarizes the fees for Ernst & Young LLP services to us for the last two fiscal years.

Fee Category	Fiscal Year 2020	Fiscal Year 2019
Audit Fees(1)	$641,254	$1,129,201
Audit-Related Fees(2)(3)	141,272	188,205
Tax Fees(4)	161,465	41,420
Total Fees	$943,991	$1,358,826

(1)Audit fees consist of fees for the audit of our annual financial statements. The decrease in audit fees from 2019 to 2020 was due to Ernst & Young LLP conducting an integrated audit for 2019 and a non-integrated audit for 2020.
(2)Audit-related fees for fiscal year 2020 were incurred in connection with quarterly services related to our Open Market Sale Agreement with Jefferies LLC, as amended, effective November 2019.
(3)Audit-related fees for fiscal year 2019 were incurred in connection with our underwritten public offering in June 2019, our prospectus supplement filed with the SEC in November 2019, our registration statement on Form S-8 filed with the SEC in May 2019, and our registration statement on Form S-8 filed with the SEC in November 2019.
(4)Tax fees for fiscal years 2019 and 2018 performed in fiscal years 2020 and 2019, respectively consist of fees for tax compliance services relating primarily to the preparation of our U.S. and various state tax returns. In addition tax fees for fiscal years 2020 and 2019 relate to services rendered related to our recovery of German VAT taxes paid in 2019 for the shipment of our drug substance from the United States to our contract manufacturer in Germany, and tax advisory transfer pricing services.

In 2014, the audit committee adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, be pre-approved by the audit committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Board pre-approved all audit and non-audit services provided by Ernst & Young LLP during fiscal year 2020 and 2019.

MATTERS TO BE VOTED ON
Proposal 1: Election of Class I Directors
In accordance with the terms of our Restated Certificate of Incorporation and our Amended and Restated By-laws, our Board is divided into three classes, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:
•Class I: Thomas R. Cannell and Carrie L. Bourdow, and their term expires at the 2021 Annual Meeting.
•Class II: Jay S. Duker and Jason A. Keyes, and their term expires at the 2022 Annual Meeting.
•Class III: Jane V. Henderson, and her term expires at the annual meeting of stockholders to be held in 2023.
At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Dr. Cannell and Ms. Bourdow are current directors whose terms expire at the 2021 Annual Meeting. Dr. Cannell and Ms. Bourdow are each nominated for re-election as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2024, or our 2024 Annual Meeting, and upon the election and qualification of their respective successors. Biographical information and the attributes, skills and experience of each nominee that led our nominating and corporate governance committee and our Board to determine that such nominee should serve as a director are discussed in the "Board of Directors - Members of Our Board of Directors” section of this proxy statement.
Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above for a three-year term ending at our 2024 Annual Meeting, each such nominee to hold office until their successor has been duly elected and qualified. Stockholders who do not wish for their shares to be voted for any or all nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his or her willingness to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.
Vote Required and Recommendation of Our Board of Directors
The two director nominees receiving the highest number of FOR votes will be elected to our Board, each to serve until our 2024 Annual Meeting and until their successor is duly elected and qualified. Our Board Recommends that stockholders vote "FOR" on Proposal 1, the election of each of the nominees as directors.

Proposal 2: To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000
General
Our Board has adopted and is recommending that our stockholders approve a proposed amendment to our Restated Certificate of Incorporation, in substantially the form attached hereto as Annex A, to increase our number of authorized shares of common stock by 200,000,000.
The proposed amendment is subject to approval by our stockholders. We are currently authorized to issue 205,000,000 shares of capital stock, of which 200,000,000 shares are designated as common stock, and 5,000,000 shares are designated as preferred stock, $0.0001 par value per share (none of which are currently issued and outstanding).
Current Usage of Authorized Common Stock
We have taken a conservative approach to the use of equity and have a track record of responsible management of our pool of available shares. We have not requested an increase in the number of authorized shares of common stock since going public in 2014 and have a limited number of shares of common stock available for issuance. As of the Record Date, we had:
•169,386,226 shares of common stock issued and outstanding,
•14,410,244 shares of common stock reserved for issuance upon the exercise of outstanding options;
•1,438,669 shares of common stock reserved for issuance upon the exercise of outstanding warrants, and
•760,162 shares of common stock reserved for future issuances under our 2014 Incentive Plan.
Therefore, as of the Record Date, we had only 14,004,699 shares of common stock remaining for future issuances, out of the total 200,000,000 authorized shares of common stock under our existing Restated Certificate of Incorporation.
Additionally, although we are authorized to issue 5,000,000 shares of preferred stock, there were no shares of preferred stock outstanding as of the Record Date.
Purpose and Effects of the Increase in Authorized Common Stock
The proposed increase to the number of authorized shares of common stock will not change the number of shares of common stock outstanding nor will it have any immediate dilutive effect or change the rights of our current stockholders. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. No further stockholder authorization would be required prior to the issuance of such shares, except where stockholder approval is required under Delaware corporate law or Nasdaq rules.
Given the number of shares available for issuance as of the Record Date, our Board believes this is an appropriate time to increase the number of authorized shares to provide sufficient shares of common stock for the corporate purposes as may reasonably be determined by our Board to be necessary and in our and our stockholders’ best interest. These purposes may include:
•funding our ongoing operations, including, the potential commercial launch of Vicineum for the treatment of BCG-unresponsive NMIBC in the U.S., if approved by the U.S. Food and Drug Administration;
•providing equity incentives to attract and retain valuable employees, officers or directors;
•establishing strategic relationships with other companies;
•expanding our business or product lines through the acquisition of other businesses or products;
•pursuing other business opportunities integral to our growth and success; and
•other corporate purposes.
Therefore, the failure to approve this proposal will severely limit us from continuing to pursue effective strategies to access capital in the public and private markets and will severely limit our ability to execute strategic initiatives that are intended to drive value, which could severely harm our business and stockholder value.
We do not have any specific plans or agreements for the proposed increase in authorized shares, other than the continued efficient use of our at-the-market equity offering program, future issuances in connection with our 2014 Incentive Plan and our 2014 ESPP, or issuances upon exercise of our outstanding stock options and warrants. The proposed increase in the number of authorized shares represents an essential step to protect the financial soundness of our company and will further the interests of all stockholders and advance our commitment to saving and improving the lives of patients with cancer.
Although the proposed increase to the number of authorized shares of common stock will not change the number of shares of common stock outstanding nor will it have any immediate dilutive effect or change the rights of our current stockholders, the issuance of additional shares may occur at times or under circumstances that have a dilutive effect on the earnings per share, if any, or the percentage voting rights or ownership interest of our current stockholders. If the proposal is approved, it could have an anti-takeover effect or delay or prevent a change in control of us. Our Board is not currently aware of any unsolicited attempt to take control of us, and would act in the best interest of our stockholders if any attempt is made in the future. The holders of our common stock have no preemptive rights, and our Board has no plans to grant such rights with respect to any such shares.
Our Board may, in its sole discretion, determine not to effect the amendment to our Restated Certificate of Incorporation subsequent to obtaining stockholder approval, if it determines that such amendment is no longer in the best interests of the company and our stockholders.
Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 2 requires the affirmative vote of a majority of our outstanding shares of our common stock. Our Board recommends that stockholders vote "FOR" on Proposal 2, to approve an amendment Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000.

Proposal 3: To approve an amendment to our 2014 Incentive Plan to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock.
Our Board has adopted and is recommending that our stockholders approve an amendment to our 2014 Incentive Plan, or the 2014 Incentive Plan Amendment in substantially the form attached hereto as Annex B, to increase the number of shares of our common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000.
Upon the recommendation of the compensation committee, our Board approved the 2014 Incentive Plan Amendment, subject to the receipt of stockholder approval at the 2021 Annual Meeting. The Board believes that approval of the 2014 Incentive Plan Amendment is in the best interests of our stockholders and us because equity-based awards help to attract, motivate, and retain talented employees, directors and consultants, align employee and stockholder interests, link employee compensation with performance and maintain a culture based on employee share ownership. Our Board recommends that our stockholders approve the 2014 Incentive Plan Amendment.
Our Board believes that the number of shares of common stock currently available for issuance under the 2014 Incentive Plan is insufficient to meet our future equity needs for incentive compensation. Before giving effect to the 2014 Incentive Plan Amendment, an aggregate of approximately 760,162 shares are available for future grants under the 2014 Incentive Plan. The approval of an additional 12,000,000 shares will bring the total shares of our common stock available for future incentive compensation needs to approximately 12,760,162 shares. If our stockholders do not approve this proposal at the 2021 Annual Meeting, the 2014 Incentive Plan Amendment will not be effective, and the 2014 Incentive Plan will remain in effect without giving effect to the 2014 Incentive Plan Amendment.
Our Board believes that the proposed amendment is vital to our ability to attract, retain and motivate top quality employees, directors and consultants as we execute our business strategy. Further, our Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, directors and consultants the opportunity to acquire or increase their proprietary interests in us by receiving awards under the 2014 Incentive Plan.
In its determination to approve the 2014 Incentive Plan Amendment, the Board reviewed an analysis prepared by Radford, the compensation committee’s compensation consultant, which included an analysis of our historical and likely prospective share usage, certain burn rate metrics and the costs associated with the 2014 Incentive Plan. Specifically, the Board considered that:
•The Board believes that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) develops a culture of ownership among our employees and the Board, (ii) aligns the interests of our employees and the Board with the interests of our other stockholders and (iii) preserves our cash resources. To date, we have successfully competed for top talent, often in direct competition with much larger pharmaceutical companies with greater resources, in part because of our use of equity-based compensation. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.
•We expect the share authorization under the 2014 Incentive Plan, including the proposed increase described above, to provide us with enough shares for awards through the 2023 compensation cycle, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical stock burn rate, and further dependent on the price of our common stock and hiring activity during the next few years, forfeitures of outstanding awards under the 2014 Incentive Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our common stock or future hiring activity with any degree of certainty at this time, and the share reserve under the 2014 Incentive Plan could last for a shorter or longer time.
•Radford’s analysis, which is based on generally accepted evaluation methodologies used by investors and proxy advisory firms concluded that the increase of the number of shares under the 2014 Incentive Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry and peer standards.

Summary of the 2014 Incentive Plan
The following summary of the material provisions of the 2014 Incentive Plan is qualified in its entirety by reference to the complete text of (x) the 2014 Incentive Plan Amendment and (y) the 2014 Incentive Plan, which are attached as Annex B to this proxy statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2014 Incentive Plan Amendment and the 2014 Incentive Plan in their entirety.
Eligible Participants. Awards may be granted under the 2014 Incentive Plan to individuals who are employees, officers or directors of ours or an affiliate, or consultants or advisers to us. As of March 1, 2021, approximately twenty-seven employees, five non-employee directors and six non-employee consultants of ours or our subsidiaries or affiliates would have been eligible to participate.
Effective Date. The effective date of the 2014 Incentive Plan was February 11, 2014, which was immediately prior to the closing of the initial public offering of our common stock on the Nasdaq Global Market.
Term. The 2014 Incentive Plan will terminate automatically on February 11, 2024 (but any awards previously granted under the 2014 Incentive Plan prior to such date may extend beyond such date), unless it is earlier terminated by the Board.
Administration and Delegation. The compensation committee administers the 2014 Incentive Plan and has authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to construe and interpret the terms of the plan and any award agreements entered into under the plan. The compensation committee may correct any defect, supply any omission or reconcile any inconsistency in the 2014 Incentive Plan or any award under the plan in the manner and to the extent it deems expedient and it is the sole and final judge of such expediency. All decisions by the compensation committee are made in its sole discretion and are final and binding on all persons having or claiming any interest in the 2014 Incentive Plan or in any award under the plan.
To the extent permitted by applicable law, the compensation committee may delegate to one or more of our officers the power to grant options and other awards that constitute rights under Delaware law (subject to any limitations under the 2014 Incentive Plan) to our employees or officers and to exercise such other powers under the 2014 Incentive Plan as the compensation committee may determine, provided that the compensation committee must fix the terms of such awards to be granted by such officers (including the exercise price of such awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such awards that the officers may grant. No officer will be authorized to grant such awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The compensation committee may not delegate this authority to grant restricted stock, unless Delaware law then permits such delegation.
Amendment and Termination. The compensation committee may amend, suspend or terminate the 2014 Incentive Plan or any portion of the 2014 Incentive Plan at any time, provided that (i) to the extent required by Section 162(m) of the Code, no award granted to a participant that is intended to comply with Section 162(m) of the Code after the date of such amendment will become exercisable, realizable or vested, as applicable to such award, unless and until our stockholders approve such amendment in the manner required by Section 162(m) of the Code; and (ii) no amendment that would require stockholder approval under the Nasdaq Stock Market Rules may be made effective unless and until our stockholders approve such amendment. Unless otherwise specified in the amendment, any amendment to the 2014 Incentive Plan will apply to, and be binding on the holders of, all outstanding awards under the 2014 Incentive Plan at the time the amendment is adopted, provided our compensation committee determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2014 Incentive Plan.
The compensation committee may amend, modify or terminate any outstanding award granted under the 2014 Incentive Plan, subject to certain limitations set forth in the 2014 Incentive Plan, provided that the participant’s consent to any such action will be required unless the compensation committee determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2014 Incentive Plan, or the change is made in connection with a reorganization event.
Awards. The following types of awards may be made under the 2014 Incentive Plan, subject to the limitations set forth in the 2014 Incentive Plan: stock options, which may be either incentive stock options or non-qualified stock options; restricted stock awards; restricted stock units; stock appreciation rights, or SARs; and other stock-based awards.
The 2014 Incentive Plan provides that each award will be evidenced in such form (written, electronic or otherwise) as the compensation committee determines. Each award may contain terms and conditions in addition to those set forth in the 2014 Incentive Plan.
Shares Available for Issuance. The 2014 Incentive Plan presently has an aggregate amount of approximately 760,162 shares available for issuance. The 2014 Incentive Plan Amendment will increase the number of shares that may be issued under the 2014 Incentive Plan by 12,000,000 shares, for a total of approximately 12,760,162 shares, subject to adjustment in connection with certain changes in our capitalization, as described below.
Shares subject to an award granted under the 2014 Incentive Plan will be counted against the maximum number of shares of our common stock available for issuance under the plan as one share for every one share of our common stock subject to such an award. Shares subject to an award of SARs will be counted against the maximum number of shares available for issuance under the plan as one share for every one share of our common stock subject to such an award regardless of the number of shares of our common stock actually issued to settle such SARs upon the exercise of those rights. Awards that do not entitle a grantee to receive or purchase shares of our common stock and awards that are settled in cash will not be counted against the maximum number of shares of our common stock available for issuance under the plan. In the event SARs are granted in tandem with a stock option award for the same number of shares of common stock, and which provide that only one such award may be exercised, only the shares covered by the stock option award, and not the shares covered by the SAR, will be counted against the maximum number of shares available for issuance under the 2014 Incentive Plan, and the expiration of one in connection with the other’s exercise will not restore shares to the 2014 Incentive Plan.
Shares subject to an award granted under the 2014 Incentive Plan will again become available for issuance under the 2014 Incentive Plan in the same amount as such shares were counted against the share issuance limit if the award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (except as set forth below).
The number of shares of our common stock available for issuance under the 2014 Incentive Plan will not be increased by the number of shares of our common stock delivered (either by actual delivery, attestation, or net exercise) to us by a participant to (i) purchase shares of our common stock upon the exercise of an award or (ii) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation).
Shares of our common stock to be issued under the 2014 Incentive Plan will be authorized and unissued shares or, to the extent permitted under applicable laws, shares of treasury stock.
Stock Options. An option granted under the 2014 Incentive Plan will become vested and exercisable at such times and under such conditions as the compensation committee may approve consistent with the terms of the 2014 Incentive Plan. No option may be exercisable more than 10 years after the option grant date. Our compensation committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service. An option that the compensation committee intends to be an “incentive stock option” (as defined in Section 422 of the Code) may only be granted to employees of the Company or certain of our related corporations.
The exercise price per share of our common stock for each option granted under the 2014 Incentive Plan may not be less than 100% of the fair market value of a share of our common stock, as determined (or in a manner approved by) the compensation committee, on the option grant date, provided that if the compensation committee approves the grant of an option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the fair market value on such future date.
Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in such forms as are approved by the compensation committee. These forms may include, in the compensation committee’s discretion, cash or check, an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholdings, shares of our common stock, net exercise, and payment of such other lawful consideration as the compensation committee may determine.
Restricted Stock and Restricted Stock Units. Restricted stock is an award of our common stock on which vesting restrictions are imposed that subject the underlying shares of our common stock to a substantial risk of forfeiture, as defined in Section 83 of the Code. A restricted stock unit is an award that represents a conditional right to receive shares of our common stock or cash in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Subject to the provisions of the 2014 Incentive Plan, the compensation committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the shares of our common stock subject to the award. A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends, except (i) to the extent limited by the compensation committee and (ii) that unless otherwise provided for in an applicable award agreement, dividends declared and paid by the Company with respect to shares of restricted stock will be paid to the holder of such restricted shares only if and when such restricted shares become free from the restrictions on transferability and forfeitability that apply to such restricted shares. Grantees of restricted stock units will have no voting or dividend rights or other rights associated with stock ownership, although the compensation committee may award dividend equivalent rights on such units. Dividend equivalents may be paid currently or credited to an account for the participants, may be settled in cash and/or shares of our common stock, and may be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which the dividend equivalents are paid. The compensation committee may, in its discretion, provide that settlement of restricted stock units will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code.
Stock Appreciation Rights. The compensation committee may grant SARs in conjunction with all or a part of any option or other award granted under the 2014 Incentive Plan, or without regard to any option or other award. The compensation committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares will be delivered or deemed delivered to grantees, and any other terms or conditions of any SAR. No SAR will be granted with a term in excess of 10 years.
Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of our common stock on the exercise date over the measurement price of the SAR, as determined by the compensation committee. The measurement price of a SAR may not be less than the fair market value of a share of our common stock on the grant date.
Other Stock-Based Awards. The 2014 Incentive Plan authorizes other awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property, having such terms and conditions as the compensation committee may determine, or Other Stock-Based Awards. Other Stock-Based Awards are available as a form of payment in the settlement of other awards granted under the 2014 Incentive Plan or as payment in lieu of compensation to which a participant under the plan is otherwise entitled. Other Stock-Based Awards may be paid in shares of common stock or cash, as the compensation committee may determine.
Limitation on Repricing of Stock Options and SARs.
With respect to stock options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the 2014 Incentive Plan as an equitable adjustment in connection with certain changes in capitalization and reorganization events as described below, we may not (i) amend any outstanding stock option or SAR granted under the plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding stock option or SAR, (ii) cancel any outstanding stock option or SAR (whether or not granted under the plan) and grant in substitution therefor new awards under the plan (other than certain substitute awards described in the plan) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled stock option or SAR, (iii) cancel in exchange for a cash payment any outstanding stock option or SAR with an exercise or measurement price per share above the then-current fair market value of a share of our common stock or (iv) take any other action under the plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.
Equitable Adjustments. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2014 Incentive Plan to make equitable adjustments (or make substitute awards, if applicable), in a manner determined by the compensation committee, to:
•the number and class of securities available under the 2014 Incentive Plan;
•the share counting rules under the 2014 Incentive Plan;
•the number and class of securities and exercise price per share of each outstanding option;
•the share and per-share provisions and measurement price of each outstanding SAR;
•the number of shares and the repurchase price per share subject to each outstanding restricted stock award or restricted stock unit award; and
•the share and per-share related provisions and purchase price, if any, of any outstanding Other Stock-Based Award.
Upon a merger or other reorganization event (as defined in the 2014 Incentive Plan), the compensation committee, may, on such terms as it determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the plan participant and us), take any one or more of the following actions pursuant to the 2014 Incentive Plan, as to some or all outstanding awards, other than restricted stock awards:
•provide that all outstanding awards will be assumed or substantially equivalent awards will be substituted by the successor corporation (or an affiliate thereof);
•upon written notice to a participant, provide that the participant’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period following the date of such notice;

•provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to outstanding awards will lapse, in whole or in part, prior to or upon the reorganization event;
•in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;
•provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or
•any combination of the foregoing.
The compensation committee is not obligated by the 2014 Incentive Plan to treat all awards, all awards held by a participant or all awards of the same type, identically.
Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless the compensation committee may otherwise determine, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to the reorganization event, unless the compensation committee provided for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between the participant and us. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or in any other agreement between the participant and us.
Transferability. Subject to limited exceptions specified in the 2014 Incentive Plan, awards under the 2014 Incentive Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the plan participant, are exercisable only by the plan participant.
Withholding. Participants must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of our common stock under an award. We may decide to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price unless we determine otherwise. If provided for in an award or approved by the compensation committee in its sole discretion, a participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of our common stock, including shares retained from the award creating the tax obligation, valued at their fair market value, provided, however, except as otherwise provided by the compensation committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
Acceleration. The compensation committee may at any time provide that any award under the 2014 Incentive Plan will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
Federal Income Tax Consequences
The following summarizes the federal income tax consequences of awards that may be granted under the 2014 Incentive Plan.
Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss, and we will not be entitled to any deduction in connection with such disposition or the grant or exercise of the option. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares, and we will generally be entitled to a corresponding deduction. Any gain or loss recognized on such a premature disposition of the shares to the extent not recognized as taxable income as provided above, will be long-term or short-term capital gain or loss, depending on the holding period.
Nonqualified Stock Options. An optionee does not recognize taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
Stock Appreciation Rights. A holder of a SAR does not recognize taxable income at the time he or she is granted a SAR. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date the award vests. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to recognize ordinary income on the date of acquisition of the shares, provided such election is made no later than 30 days after such date. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of acquisition over the amount, if any, paid for such shares. Upon the sale of shares acquired pursuant to a restricted stock award for which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock Units. A participant generally will recognize no income upon the grant of a restricted stock unit. Upon the settlement and/or payment of restricted stock units, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value, will be taxed as short term or long term capital gain or loss, depending on the holding period. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Dividend Equivalents. A participant generally will recognize no income upon grant of a dividend equivalent. Upon settlement and/or payment of the dividend equivalent, the participant normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Other Stock-Based Awards. With respect to Other Stock-Based Awards granted under the 2014 Incentive Plan, when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any common stock or other property received will generally be ordinary income to the participant. If the participant is an employee, such ordinary income generally is subject to withholding taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Tax Withholding. Awards granted under the 2014 Incentive Plan to our employees will be subject to tax withholding as required by applicable laws upon the vesting of or other lapse of restrictions applicable to such award or upon the issuance of any shares upon the exercise of an award.

The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant, vesting and/or exercise of awards granted under the 2014 Incentive Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2014 Incentive Plan participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2014 Incentive Plan participant may reside, nor does it discuss the Medicare tax on net investment income.
Proposed Amendment to the 2014 Incentive Plan

Our Board has approved, and recommends for adoption by our stockholders, the 2014 Incentive Plan Amendment to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock.
The effectiveness of the 2014 Incentive Plan Amendment is contingent upon stockholder approval. If our stockholders do not approve the amendment, the existing version of our 2014 Incentive Plan will remain in effect, unchanged.
Plan Benefits
On March 12, 2021, the closing price of our common stock on the Nasdaq Global Market was $2.86 per share. No awards have been approved for grant under the 2014 Incentive Plan contingent upon stockholder approval of the 2014 Incentive Plan Amendment. The granting of awards under the 2014 Incentive Plan is subject to the discretion of the compensation committee, and we cannot now determine with certainty the number or type of awards to be granted in the future to any particular person or group.
Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 3 requires the affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter. Our Board recommends that stockholders vote “FOR” on Proposal 3, to approve an amendment to the 2014 Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder the 2014 Incentive Plan by 12,000,000 shares of common stock.

Proposal 4: To approve an amendment and restatement of the 2014 ESPP to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock.
Our Board has adopted and is recommending that our stockholders approve an amendment to our 2014 ESPP, or the 2014 ESPP Amendment in substantially the form attached hereto as Annex C, to increase the number of shares of our common stock reserved for issuance under the 2014 ESPP by 2,300,000.
Upon the recommendation of the compensation committee, our Board approved the 2014 ESPP Amendment, subject to the receipt of stockholder approval at the 2021 Annual Meeting. Our Board believes that approval of the 2014 ESPP Amendment is in the best interests of our stockholders and us as the availability of an adequate number of shares of common stock for issuance under the 2014 ESPP and the ability of eligible employees to acquire a proprietary interest in us is an important factor in attracting, motivating and retaining qualified personnel essential to our success. Our Board recommends that the stockholders approve the 2014 Incentive Plan Amendment.
Our 2014 ESPP was adopted by our Board in December 2013 and approved by our stockholders in January 2014. The 2014 ESPP may be administered by our Board or by a committee appointed by our Board.
The 2014 ESPP became effective immediately prior to the closing of our initial public offering in February 2014 and established an initial reserve of 157,480 shares of our common stock for issuance to participating employees. The purpose of the 2014 ESPP is to enhance employee interest in our success and progress of by encouraging employee ownership of common stock. The 2014 ESPP provides employees with the opportunity to purchase shares of our common stock at a 15% discount to the market price through payroll deductions or lump sum cash investments.
All of our employees and employees of any of our designated subsidiaries, as defined in the 2014 ESPP, are eligible to participate in the 2014 ESPP, provided that:
•such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
•such person has been employed by us or by a designated subsidiary for at least six months prior to enrolling in the 2014 ESPP; and
•such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2014 ESPP.
As of March 1, 2021, approximately 28 employees were eligible to participate in the 2014 ESPP. The most recent offering of the 2014 ESPP, which closed in September 2020, exhausted the remaining shares available for sale under the 2014 ESPP. As such, as of September 30, 2020, there were no further shares of common stock available for sale under the 2014 ESPP. If our stockholders do not approve this proposal at the 2021 Annual Meeting, the 2014 ESPP Amendment will not be effective, and the 2014 ESPP will remain in effect without giving effect to the 2014 ESPP Amendment.
Summary of the 2014 ESPP
The following summary of the material provisions of the 2014 ESPP is qualified in its entirety by reference to the complete text of (x) the 2014 ESPP Amendment and (y) the 2014 ESPP, which are attached as Annex C to this proxy statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2014 ESPP Amendment and the 2014 ESPP in their entirety.
No employee may purchase shares of our common stock under the 2014 ESPP in excess of $25,000 of the fair market value of our common stock (as of the date of the option grant) in any calendar year. In addition, no employee may purchase shares of our common stock under the 2014 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.
We have made, and we expect to continue make one or more offerings, to our eligible employees to purchase stock under the 2014 ESPP. Each offering consists of a six-month offering period during which payroll deductions are made and held for the purchase of our common stock at the end of the offering period. Our Board may, at its discretion, choose a different period of not more than 12 months for offerings.
On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% percent of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2014 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2014 ESPP, the purchase price will be determined by our Board for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period. On March 12, 2021, the closing price of our common stock on the Nasdaq Global Market was $2.86 per share.
An employee may for any reason withdraw from participation in an offering prior to the close of business on the fifteenth day prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.
We are required to make equitable adjustments to the number and class of securities available under the 2014 ESPP, the share limitations under the 2014 ESPP and the purchase price for an offering period under the 2014 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.
In connection with a merger or other reorganization event, as defined in the 2014 ESPP, our Board or a committee of our Board may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2014 ESPP on such terms as our board or committee determines:
•provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date must not be less than ten days preceding the effective date of the reorganization event;
•upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
•in the event of a reorganization event under the terms of which our stockholders will receive a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2014 ESPP minus (2) the result of multiplying such number of shares by the purchase price; and/or
•provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the purchase price thereof).
Our Board may at any time, and from time to time, amend or suspend the 2014 ESPP. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our Board may not make any amendment that would cause the 2014 ESPP to fail to comply with Section 423 of the Code. The 2014 ESPP may be terminated at any time by our Board. Upon termination, we will refund all amounts in the accounts of participating employees.
Federal Income Tax Consequences
The following summarizes the federal income tax consequences of options that may be granted under the 2014 ESPP.
The 2014 ESPP, and the rights of participating employees to make purchases under the 2014 ESPP, are designed to qualify for treatment under the provisions of Section 423 of the Code.
No income will be taxable to a participating employee until the shares purchased under the 2014 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participating employee will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participating employee generally will recognize ordinary income measured as the lesser of:
(i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or
(ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.
Any additional gain would be treated as long-term capital gain.
If the shares are sold or otherwise disposed of before the expiration of this holding period, the participating employee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.
We generally should be entitled to a deduction for amounts taxed as ordinary income to a participating employee.
The foregoing tax discussion is a general description of certain expected U.S. federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2014 ESPP.
Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 4 requires the affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter. Our Board recommends that stockholders vote “FOR” on Proposal 4, an amendment to our 2014 ESPP to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock.

Proposal 5: To Ratify the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021
The audit committee of our Board has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2010. Although stockholder approval of the selection of Ernst & Young LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the 2021 Annual Meeting, our audit committee may reconsider this selection.
Representatives of Ernst & Young LLP are expected to be available at the 2021 Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.
Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 5 requires the affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter. Our Board recommends that stockholders vote "FOR" on Proposal 5, to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 6: Non-Binding Advisory Vote on Named Executive Officer Compensation
The following resolution will be presented at the 2021 Annual Meeting for stockholder approval:
"RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for its 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables."
This advisory vote is commonly referred to as a "Say-on-Pay" vote and is required by Section 14A of the Exchange Act. Because this is an advisory vote, the stockholder vote will not be binding on us. Nevertheless, our compensation committee and Board value the opinions expressed by our stockholders and will take the outcome of the vote into account in future determinations concerning our executive compensation program.
Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. We believe that meaningful performance incentives and a mix of long-term and short-term compensation, cash and non-cash compensation and forms of non-cash compensation that we utilize as part of our executive compensation program, align the interests of our executive officers and stockholders and reward our executive officers for the achievement of our near-term and longer-term financial and strategic goals. For additional information regarding our executive compensation programs and the compensation paid to our named executive officers, see "Executive Compensation" section of this proxy statement.
Upon the recommendation of the compensation committee, our Board has approved the compensation of our named executive officers as disclosed in this proxy statement. For the reasons stated above, our Board believes that approval, on a non-binding advisory basis, of the paid to compensation of the company's named executive officers is in the best interests of us and our stockholders. Our Board recommends that our stockholders approve, on a non-binding advisory basis, the compensation paid to the company's named executive officers as stated in the above resolution.
Our Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. The next such vote will occur at the 2022 Annual Meeting.
Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 6 requires the affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all shares of common stock present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter. Our Board recommends that stockholders vote FOR on Proposal 6, to approve, on a non-binding advisory basis, the compensation paid to our named executive officers, as stated in the above resolution.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information concerning the awards that may be issued under our 2009 Stock Incentive Plan, our 2014 Stock Incentive Plan, our 2014 Employee Stock Purchase Plan, or under separate inducement awards as of December 31, 2020.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and warrants		Weighted-average exercise price of outstanding options and warrants($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders - options	8,013,844	(2)	1.20	4,863,562
Equity compensation plans not approved by security holders - options (3)	2,133,000	(4)	1.52	—
Total	10,146,844			4,863,562
(1)    Represents the weighted-average exercise price of outstanding stock options only.
(2)    Consists of outstanding stock options issued pursuant to our 2009 Stock Incentive Plan and our 2014 Stock Incentive Plan.
(3)    Our Board has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new employees are determined on a case-by-case basis. Other than possible inducement grants, we expect all equity awards will be made under stockholder-approved plans.
(4)    In September 2016, we issued 100,000 inducement equity awards outside our 2014 Stock Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement equity awards were, upon the recommendation of the compensation committee of our Board, approved by our Board and were made as an inducement material to Dr. Glen MacDonald, in connection with his acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Dr. MacDonald's inducement grant has fully vested and expires on the tenth anniversary of the grant date.
On August 7, 2018, in connection with the appointment of Dr. Cannell, we granted Dr. Cannell a non-statutory stock option to purchase 1,350,000 shares of our common stock. This grant was made in the form of an inducement equity award outside the 2014 Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). This stock option was granted with an effective grant date of August 7, 2018 and an exercise price of $1.60 per share (the closing price per share of our common stock on August 7, 2018). The stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Dr. Cannell’s continued service with us through the applicable vesting dates. The inducement equity award was approved by our compensation committee and was made as an inducement material to Dr. Cannell’s entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
On August 1, 2019, in connection with the hiring of Ms. Forbes as our Vice President, Finance, we granted Ms. Forbes a non-statutory stock option to purchase 240,000 shares of our common stock. This grant was made in the form of an inducement equity award outside the 2014 Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). This stock option was granted with an effective grant date of August 1, 2019 and an exercise price of $1.16 per share (the closing price per share of our common stock on August 1, 2019). The stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Ms. Forbes' continued service with us through the applicable vesting dates. The inducement equity award was approved by our compensation committee and was made as an inducement material to Ms. Forbes entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
On September 3, 2019, in connection with the appointment of Omar Rifi to Vice President, Business Development and Alliance Management, we granted Mr. Rifi a non-statutory stock option to purchase 410,000 shares of our common stock. This grant was made in the form of an inducement equity award outside the 2014 Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). This stock option was granted with an effective grant date of September 3, 2019 and an exercise price of $1.07 per share (the closing price per share of our common stock on August 1, 2019). The stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Mr. Rifi's continued service with us through the applicable vesting dates. The inducement equity award was approved by our compensation committee and was made as an inducement material to Mr. Rifi entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).
On January 27, 2020, in connection with the hiring of (i) Jessica Britton to the position of Enterprise Project Manager and (ii) Marion Petryk to the position of Senior Manager, Financial Planning and Analysis, we granted (A) Ms. Britton a non-statutory stock option to purchase 8,000 shares of our common stock and (B) Mr. Petryk a non-statutory stock option to purchase 25,000 shares of our common stock. Each of these grants was made in the form of an inducement equity award outside the 2014 Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). Each stock option was granted with an effective grant date of January 27, 2020 and an exercise price of $0.84 per share (the closing price per share of our common stock on January 27, 2020). Each stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to each recipient's continued service with us through the applicable vesting dates. The inducement equity awards were approved by our compensation committee and were made as inducement material to each of Ms. Britton and Mr. Petryk entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

OWNERSHIP OF COMMON STOCK
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 18, 2021 by:

•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.

There is no person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock based on currently available Schedules 13D and 13G filed with the SEC.
The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 169,386,226 shares of our common stock outstanding as of March 18, 2021.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options and warrants that are currently exercisable or exercisable within 60 days after March 18, 2021 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Directors and Named Executive Officers:
Jay S. Duker, M.D. (1)	196,287	*
Jane V. Henderson (2)	217,349	*
Carrie L. Bourdow (3)	104,889	*
Jason A. Keyes (4)	104,889	*
Thomas R. Cannell, D.V.M. (5)	1,943,750	1.1%
Monica Forbes (6)	353,750	*
Glen MacDonald (7)	552,739	*
All current executive officers and directors as a group (8 persons) (8)	3,772,403	2.2%

*	Less than one percent.
1.Consists of 196,287 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.
2.Consists of 217,349 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.
3.Consists of 104,889 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.
4.Consists of 104,889 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.
5.Consists of 1,943,750 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.
6.Consists of 353,750 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.
7.Consists of 552,739 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.
8.Consists of 3,772,403 shares of our common stock issuable upon the exercise of options exercisable within 60 days after March 18, 2021.

OTHER MATTERS
Our Board does not know of any other matters that may come before the 2021 Annual Meeting. However, if any other matters are properly presented to the 2021 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
Solicitation of Proxies
This proxy is solicited on behalf of our Board.
We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. We have engaged Okapi Partners (“Okapi”) as the proxy solicitor for the 2021 Annual Meeting for an estimated fee of $30,000. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability, proxy statements and annual reports. This means that only one copy of our proxy statement, and annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Sesen Bio, Inc., 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, or by calling (617) 444-8550. Any stockholder who wants to receive separate copies of the proxy statement or annual report in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address or phone number.
Deadline for Submission of Stockholder Proposals for 2022 Annual Meeting
Proposals of stockholders intended to be presented at our 2022 Annual Meeting, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, no later than November 25, 2021, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.
In addition, our Amended and Restated By-laws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal offices at 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2022 Annual Meeting, such a proposal must be received by us no earlier than January 3, 2022 and no later than February 2, 2022. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first occurs. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2022 Annual Meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our Amended and Restated By-laws which also specify requirements as to the form and content of a stockholder’s notice.

Annex A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF INCORPORATION OF
SESEN BIO, INC.

Sesen Bio, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, adopted resolutions setting forth the proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law (the “DGCL”). The resolution setting forth the proposed amendment is as follows:
RESOLVED, the first paragraph of Article FOURTH shall be amended and restated to read in its entirety as follows:
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 405,000,000 shares, consisting of (i) 400,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

SECOND: The Certificate of Amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
THIRD: That except as amended hereby, the provisions of the Restated Certificate of Incorporation, shall remain in full force and effect.
FOURTH: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of ___ 2021.

[Remainder of Page Intentionally Blank]
A-1

IN WITNESS WHEREOF, I have signed this Certificate this ________ day of ________, 2021.

Sesen Bio, Inc.

Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

A-2

Annex B

AMENDMENT NO. 2 TO THE
SESEN BIO, INC.
2014 STOCK INCENTIVE PLAN

WHEREAS, Sesen Bio, Inc. (the “Company”) maintains the Sesen Bio, Inc. 2014 Stock Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 11(d) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by the rules of the Nasdaq Stock Market (“Stockholder Approval”);
WHEREAS, the Board desires to increase the number of shares of the Company’s common stock, $0.001 par value per share reserved for issuance under the Plan by 12,000,000 shares (the “Share Increase”);
WHEREAS, pursuant to Section 11(d) of the Plan, in order to effect the Share Increase, Stockholder Approval must be obtained;
WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of the Stockholder Approval; and
WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.
NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows:
1. Section 4(a)(1)(i) of the Plan is amended and restated as follows:
“25,313,283 shares of Common Stock; plus”
2. Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of the Stockholder Approval.
* * *
This Amendment to the Sesen Bio, Inc. 2014 Stock Incentive Plan was duly approved by the Board of Directors of the Company on March 12, 2021, subject to the approval of the Amendment by the stockholders of the Company.

_____________________________
Secretary

SESEN BIO, INC.
2014 STOCK INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: DECEMBER 2013
APPROVED BY THE STOCKHOLDERS: JANUARY 2014
AS AMENDED BY THE BOARD OF DIRECTORS: APRIL 19, 2019
AMENDMENT APPROVED BY THE STOCKHOLDERS: JUNE 19, 2019

1.Purpose

The purpose of this 2014 Stock Incentive Plan (the “Plan”) of Sesen Bio, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor form)) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.Administration and Delegation

(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.
4.Stock Available for Awards
(a)Number of Shares; Share Counting

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(i)    13,313,283 shares of Common Stock; plus
(ii)    such additional number of shares of Common Stock (up to 1,352,154 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus
(iii)    [RESERVED]
Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)    Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:
(i)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(ii)    if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and
(iii)    shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.
(b)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.
5.Stock Options
(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Sesen Bio, Inc., any of Sesen Bio, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock, as determined by (or in a manner approved by) the Board (“Fair Market Value”), on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in a manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)    in cash or by check, payable to the order of the Company;
(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)    to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)    by any combination of the above permitted forms of payment.
(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).
6.Stock Appreciation Rights
(a)General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.
7.Restricted Stock; Restricted Stock Units
(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
(b)Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)Additional Provisions Relating to Restricted Stock
(1)     Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.
(2)    Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the

Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)Additional Provisions Relating to Restricted Stock Units
(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock as set forth in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.
(2)    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)    Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the applicable Award agreement.
8.Other Stock-Based Awards
(a)General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
9.Adjustments for Changes in Common Stock and Certain Other Events
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)Reorganization Events
(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the

Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)     Consequences of a Reorganization Event on Awards Other than Restricted Stock
(i)    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(ii)    Notwithstanding the terms of Section 9(b)(2)(i), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(i)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(i) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(i), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(iii)    For purposes of Section 9(b)(2)(i)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
10.General Provisions Applicable to Awards
(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.
(g)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
11.Miscellaneous
(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c)Effective Date and Term of Plan. The Plan shall become effective immediately prior to the closing of the Company’s initial public stock offering of its Common Stock on a U.S.-based stock exchange whereby the Company’s shares of Common Stock are offered for sale to the public (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m) of the Code; and (ii) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)Authorization of Sub-Plans (including Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Annex C

AMENDMENT NO. 1 TO THE
SESEN BIO, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Sesen Bio, Inc. (the “Company”) maintains the Sesen Bio, Inc. 2014 Stock Employee Purchase Plan (the “Plan”);
WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by the rules of the Nasdaq Stock Market (“Stockholder Approval”);
WHEREAS, the Board desires to increase the number of shares of the Company’s common stock, $0.001 par value per share reserved for issuance under the Plan by 2,300,000 shares (the “Share Increase”);
WHEREAS, pursuant to Section 16 of the Plan, in order to effect the Share Increase, Stockholder Approval must be obtained;
WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of the Stockholder Approval; and
WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves, subject to the Stockholder Approval, the Share Increase; and be it further
RESOLVED, that the Board hereby amends the Plan, subject to the Stockholder Approval, as follows:
1. The Preamble of the Plan is amended and restated as follows:
“The purpose of this Plan is to provide eligible employees of Sesen Bio, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”), commencing at such time as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is 3,300,000 shares of Common Stock.”
2. Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of the Stockholder Approval.
* * *
This Amendment to the Sesen Bio, Inc. 2014 Employee Stock Purchase Plan was duly approved by the Board of Directors of the Company on March 12, 2021, subject to the approval of the Amendment by the stockholders of the Company.

_____________________________
Secretary

SESEN BIO, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Sesen Bio, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”), commencing at such time as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is 1,000,000 shares of Common Stock.

This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1.Administration. The Plan will be administered by the Board or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
2.Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;
(b) they have been employed by the Company or a Designated Subsidiary for at least six (6) months prior to enrolling in the Plan; and
(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3.Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time as the Board shall determine. Each Offering will consist of a six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings.
4.Participation. An employee eligible on the first day of a Plan Period of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the commencement of the applicable Plan Period. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.
5.Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.
6.Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Period, by filing either a written or electronic new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
7.Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine
8.Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.
9.Purchase of Shares.
(a) Number of Shares. On the first day of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to that number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as determined below) on the first day of such Plan Period; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).
(b) Option Price. The Board or the Committee shall determine the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.
(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.
(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.
11.Rights on Retirement, Death or Termination of Employment. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan
12.Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares
13.Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
14.Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.
15.Adjustment for Changes in Common Stock and Certain Other Events.
(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.
(b) Reorganization Events.
(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16.Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.
17.Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.
18.Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.
19.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
20.Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.
21.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
22.Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
23.Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.
24.Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25.Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.
26. Effective Date and Approval of Shareholders. The Plan shall take effect on December 19, 2013 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on
December 19, 2013

Approved by the stockholders on
January 14, 2014

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY:

INTERNET	Go To: www.proxypush.com/SESN • Cast your vote online • Have your Proxy Card ready. • Follow the simple instructions to record your vote.
PHONE	Call 1-866-221-8259 • Use any touch-tone telephone, 24 hours a day, 7 days a week. • Have your Proxy Card ready. • Follow the simple recorded instructions.
MAIL	• Mark, sign and date your Proxy Card. • Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER

<— Please fold here — Do not separate —>

Sesen Bio, Inc.

Annual Meeting of Stockholders

For Stockholders as of March 18, 2021

TIME: Monday, May 03, 2021 08:00 AM, Eastern Daylight Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SESN for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Thomas R. Cannell, D.V.M. (President and CEO) and Mark R. Sullivan (General Counsel and Corporate Secretary), (collectively the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Sesen Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Sesen Bio, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X] Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, 4, 5, 6.

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect two class I directors to the Board of Directors of Sesen Bio, Inc. (the "Company") to serve until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified.				
	FOR	WITHHOLD		
1.01 Thomas R. Cannell	☐	☐		FOR
1.02 Carrie L. Bourdow	☐	☐		FOR
	FOR	AGAINST	ABSTAIN	
2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000.	☐	☐	☐	FOR
3. To approve an amendment to the Company's 2014 Stock Incentive Plan (the "2014 Incentive Plan") to increase the number of shares of common stock reserved for issuance under the 2014 Incentive Plan by 12,000,000 shares of common stock.	☐	☐	☐	FOR
4. To approve an amendment to the Company's 2014 Employee Stock Purchase Plan (the "2014 ESPP") to increase the number of shares of common stock reserved for issuance under the 2014 ESPP by 2,300,000 shares of common stock.	☐	☐	☐	FOR
5. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR
6. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐	FOR

To participate in the virtual Annual Meeting of Stockholders, go to www.proxydocs.com/SESN

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Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

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